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                                                                    EXHIBIT 5.01

                                 [LETTERHEAD]



October 26, 1995

Caere Corporation
100 Cooper Court
Los Gatos, CA  95030

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing on October 27, 1995 by Caere Corporation (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, with respect to the Company's registration of up to 3,418,496 shares of the Company's Common Stock, $.001 par value to be issued pursuant to the Agreement and Plan of Merger and Reorganization dated as of October 9, 1995, as amended October 23, 1995 (the "Merger Agreement") among the Company, ViewStar Corporation ("ViewStar"), ViewStar Acquisition Corp. and certain shareholders of ViewStar and the related Agreement of Merger attached as Exhibit A to the Merger Agreement (collectively, the "Merger Agreements").

In connection with this opinion, we have (i) examined and relied upon the Registration Statement and Prospectus/Joint Proxy Statement, the Company's Certificate of Incorporation as amended, Bylaws, the Merger Agreements, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when issued pursuant to the Merger Agreements in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement, including the Prospectus/Joint Proxy Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD CASTRO
 HUDDLESON & TATUM



By:     /s/ PETER F. STONE
   ----------------------------
            Peter F. Stone